Exhibit 99.3

INTRODUCTION TO
COMBINED PRO FORMA FINANCIAL STATEMENTS
(UNAUDITED)

     The following unaudited combined pro forma financial statements are based upon the historical consolidated financial statements of Black Box Corporation (“Black Box”) and Norstan, Inc. (“Norstan”) and should be read in conjunction with the financial statements and the notes thereto. Norstan’s historical consolidated financial statements are included elsewhere in this filing. The fiscal period end dates are those of Black Box. Certain reclassifications have been made to the historical presentation of Norstan’s financial statements to conform to the presentation used in the unaudited combined pro forma financial statements.

     The Unaudited Combined Pro Forma Statement of Income for the year ended March 31, 2004 combines information from the audited historical Consolidated Statements of Income of Black Box and Norstan for the twelve months ended March 31, 2004 and April 30, 2004, respectively. The Unaudited Combined Pro Forma Statement of Income for the six months ended October 2, 2004 combines information from the unaudited historical Consolidated Statements of Income of Black Box and Norstan for the six months ended October 2, 2004 and October 30, 2004, respectively. The Unaudited Combined Pro Forma Statements of Income assume the transaction closed on April 1, 2003.

     The Unaudited Combined Pro Forma Balance Sheet combines information from the unaudited historical Consolidated Balance Sheets of Black Box and Norstan as of October 2, 2004 and October 30, 2004, respectively. The balance sheet pro forma adjustments are presented as if the transaction closed on October 2, 2004.

     The unaudited combined pro forma financial statements were prepared using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisition, (b) factually supported and (c) with respect to the statements of income, expected to have a continuing impact.

     The allocation of the purchase price is based upon preliminary estimates of the fair values of certain assets acquired and liabilities assumed as of the date of the acquisition. Management, with the assistance of independent valuation specialists, is currently assessing the fair values of the tangible and intangible assets acquired and liabilities assumed. This preliminary allocation of the purchase price is dependent upon certain estimates and assumptions, which are preliminary and have been made solely for the purpose of developing such unaudited pro forma financial statements. As a final determination of the required purchase accounting adjustments has not yet been made, the financial position and results of operations will vary, perhaps significantly, from the pro forma amounts reflected herein.

     As of the date of this filing, management, with the assistance of a third-party valuation specialist, using valuation techniques and assumptions, was able to preliminarily estimate the fair value assignable to several identified definite-lived intangibles; however, no additional allocation of purchase price in excess of cost was made for the remaining identified definite-lived intangible. The valuation of this intangible is currently being assessed; however, it is too early in the process to make reasonable estimates and assumptions. A discussion indicating possible conclusions on the allocation and their impacts to the pro forma earnings are included in the pro forma footnotes.

     In conjunction with the acquisition, management assessed operating synergies as they relate to facilities, operations and other assets of the business and developed a strategic restructuring plan. The unaudited combined pro forma financial statements include the estimated liabilities from these restructuring plans. The effects of cost synergies and one-time nonrecurring transactions associated with the acquisition are not reflected in the Unaudited Combined Pro Forma Statements of Income.

     The unaudited combined pro forma financial statements presented are for information purposes only and do not purport to represent what Black Box’s financial position or results of operations as of the dates or for the periods presented would have been had the acquisition occurred on such date or at the beginning of the periods indicated, or to project Black Box’s financial position or results of operations for any future date or period.

COMBINED PRO FORMA FINANCIAL DATA

UNAUDITED COMBINED PRO FORMA STATEMENT OF INCOME
For the Year Ended March 31, 2004
(In thousands, except per share data)

			Pro Forma
	Black Box	Norstan (a)	Adjustments		Pro Forma
Revenues	$520,412	$225,849	$—		$746,261
Cost of Sales	304,161	160,486	(17,374	) (1)	447,273

Gross Profit	216,251	65,363	17,374		298,988

SG&A expenses	140,805	64,785	17,974	(1)(7)	223,564
Restructuring/Other expenses	—	13,548	—		13,548
Intangibles amortization	246	534	8,330	(10)	9,110

Operating Income	75,200	(13,504)	(8,930)		52,766

Interest expense, net	1,808	2,346	1,532	(2)	5,686
Other expense, net	147	(105)	—		42

Income before income taxes	73,245	(15,745)	(10,462)		47,038
Provision for income taxes	26,002	(5,983)	(3,321	) (3)	16,698

Net income from continuing operations	$47,243	$(9,762)	$(7,141)		$30,340

Earnings per common share
Basic	$2.60				$1.67
Diluted	$2.52				$1.62

Weighted average common shares outstanding
Basic	18,173				18,173
Diluted	18,766				18,766

(a)	Norstan information is for the year ended April 30, 2004.

See accompanying Notes to Unaudited Pro Forma Financial Statements.

UNAUDITED COMBINED PRO FORMA STATEMENT OF INCOME
For the Six Months Ended October 2, 2004
(In thousands, except per share data)

			Pro Forma
	Black Box	Norstan (a)	Adjustments		Pro Forma
Revenues	$250,950	$111,056	$—		$362,006
Cost of Sales	146,755	77,305	(9,363	) (1)	214,697

Gross Profit	104,195	33,751	9,363		147,309

SG&A expenses	71,124	28,403	9,663	(1)(7)	109,190
Intangibles amortization	128	63	4,165	(10)	4,356

Operating Income	32,943	5,285	(4,465)		33,763

Interest expense, net	917	1,237	866	(2)	3,020
Other expense, net	47	(126)	—		(79)

Income before income taxes	31,979	4,174	(5,331)		30,822
Provision for income taxes	11,353	1,586	(1,997	) (3)	10,942

Net income from continuing operations	$20,626	$2,588	$(3,334)		$19,880

Earnings per common share
Basic	$1.17				$1.13
Diluted	$1.14				$1.10

Weighted average common shares outstanding
Basic	17,601				17,601
Diluted	18,068				18,068

(a)	Norstan information is for the six months ended October 30, 2004.

See accompanying Notes to Unaudited Pro Forma Financial Statements.

UNAUDITED COMBINED PRO FORMA BALANCE SHEET
As of October 2, 2004
(In thousands)

			Pro Forma
	Black Box	Norstan (a)	Adjustments		Pro Forma
Assets
Cash and cash equivalents	$9,713	$5,872	$(15,585	) (4)	$—
Accounts receivable	88,854	29,898	—		118,752
Inventories	42,180	12,002	2,571	(5)	56,753
Costs and estimated earnings in excess of billings	18,613	5,978	—		24,591
Deferred tax assets	4,473	4,834	(3,958	) (3)	5,349
Other current assets	11,394	8,988	(445	) (6)	19,937

Total current assets	175,227	67,572	(17,417)		225,382

Property, plant and equipment, net	27,441	10,888	3,110	(7)	41,439
Goodwill, net	381,134	4,241	74,040	(10)	455,174
			(4,241	) (9)
Other intangibles, net	29,389	437	2,000	(10)	38,156
			6,330	(10)
Deferred tax assets	—	13,488	957	(3)	14,445
Other assets	2,900	2,852	—		5,752

Total assets	$616,091	$99,478	$64,779		$780,348

Liabilities
Current debt	$364	$5,374	$(3,667	) (4)	$2,071
Accounts payable	29,650	13,579	—		43,229
Billings in excess of costs and estimated earnings	4,425	6,176	—		10,601
Deferred revenue	—	20,655	—		20,655
Other accrued expenses	22,574	17,427	4,975	(8)	44,976

Total current liabilities	57,013	63,211	1,308		121,532

Long-term debt	52,208	14,845	77,826	(4)	144,879
Deferred taxes	11,930	—	—		11,930
Other liabilities	77	2,043	5,024	(8)	7,144

Stockholders’ Equity
Common stock, par value	24	1,381	(1,381	) (10)	24
Additional capital	333,742	59,479	(59,479	) (10)	333,742
Retained earnings (accumulated deficit)	421,395	(39,252)	39,252	(10)	421,395
Treasury stock, at cost	(277,459)	—	—		(277,459)
Accumulated other comprehensive income (loss)	17,161	(1,728)	1,728	(10)	17,161
Unamortized cost of stock	—	(501)	501	(10)	—

Total stockholders’ equity	494,863	19,379	(19,379)		494,863

Total liabilities and equity	$616,091	$99,478	$64,779		$780,348

(a)	Norstan information is as of October 30, 2004.

See accompanying Notes to Unaudited Pro Forma Financial Statements.

NOTES TO UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Note 1: Estimated Purchase Price

     These unaudited combined pro forma financial statements reflect a preliminary allocation of the purchase price as if the transaction had been completed on April 1, 2003 with respect to the Unaudited Combined Pro Forma Statements of Income, and as of October 2, 2004 with respect to the Unaudited Combined Pro Forma Consolidated Balance Sheet. The preliminary allocations are subject to change based on finalization of the fair values of the tangible and intangible assets acquired and liabilities assumed. The estimated purchase price of $107,244 has been calculated and preliminarily assigned to the net tangible and intangible assets acquired as follows:

Purchase Price Calculation:

Number of shares of Norstan common and restricted stock outstanding at date of merger	13,879
Cash consideration paid per share	$5.60	$77,723

Payment of vested and unvested options and warrants outstanding at date of merger		$5,758
Norstan debt outstanding at date of merger		$17,500
Black Box estimated transaction costs		$6,263

Estimated purchase price		$107,244

     The preliminary allocation of the estimated purchase price based on the estimated fair values of Norstan’s assets acquired and liabilities assumed in the acquisition are as follows:

Purchase price allocation to net tangible and intangible assets acquired and to goodwill:

Net tangible assets at fair value	$24,874
Identifiable intangible assets at fair value	$8,330
Excess of purchase price over the fair values of net assets acquired	$74,040

Total purchase price	$107,244

Note 2: Pro Forma Financial Statement Adjustments

(1)	These adjustments were made to Norstan’s costs to conform them to Black Box’s presentation, including adjustments to reclassify costs from cost of goods sold to selling, general and administrative. The reclassified costs include:

•	customer/technical support and distribution centers

•	operational executive management expense

•	operational personnel bonuses

•	information system allocations

(2)	These adjustments were made to reflect an increase in interest expense due to borrowings under the Second Amended and Restated Credit Agreement, entered into as of January 24, 2005 among subsidiaries of Black Box as borrowers and the lender and guarantor parties thereto (the “Second Amended and Restated Credit Agreement”), to refinance existing indebtedness and to finance the acquisition. Interest expense was estimated using the weighted average interest rate outstanding during the twelve and six months ended March 31, 2004 and October 2, 2004 of 1.80% and 2.07%, respectively. A change of 0.125% to the estimated interest rate would decrease the twelve months ended March 31, 2004 after-tax pro forma earnings by approximately $60 or $0.01 per diluted share and the six months ended October 2, 2004 by approximately $30 or a de minimis impact on earnings per diluted share. A reconciliation of the calculation of the pro forma adjustment to interest expense is presented below:

Additional borrowings under the Second Amended and Restated Credit Agreement	$74,159
Weighted average interest rate	1.80%

Estimated annual interest expense	1,335
Annual amortization of the incremental loan acquisition costs	197

Estimated annual pro forma adjustment to interest expense	$1,532

Additional borrowings under the Second Amended and Restated Credit Agreement	$74,159
Weighted average interest rate	2.07%

Estimated six months interest expense	768
Six months amortization of the incremental loan acquisition costs	98

Estimated six months pro forma adjustment to interest expense	$866

(3)	These adjustments were made to record the tax effect of the pro forma adjustments and record adjustment to the tax provision at an estimated effective tax rate of 35.5% for the periods presented.

(4)	The estimated purchase price was approximately $107,244, which included the payoff of Norstan’s outstanding credit facility of $17,500 and the issuance of long term debt under the Second Amended and Restated Credit Agreement of $91,659, net of assumed cash on hand of $15,585.

(5)	Under the purchase method of accounting, Norstan’s inventory has been adjusted to its estimated fair value. The preliminary fair value adjustment of $2,571 primarily relates to finished goods inventories.

The Unaudited Combined Pro Forma Statements of Income exclude any adjustment to cost of goods sold related to the fair value step-up, due to the non-recurring nature of these expenses.

(6)	Adjustment represents unamortized prepaid loan costs on previous credit facility of $445.

(7)	Under the purchase method of accounting, the Norstan property, plant and equipment has been adjusted to estimate its fair value. The preliminary fair value adjustment of approximately $3,110 includes adjustments for land, equipment and furniture and fixtures.

Additional depreciation expense resulting from the increase in fair value is approximately $600 and $300 for the year ended March 31, 2004 and for the six months ended October 2, 2004.

(8)	Upon completion of the acquisition, Black Box management committed to a plan of reorganization of Norstan operations. Restructuring accruals under SFAS No. 141 of approximately $9,999 have been recorded in both short and long term accruals. These restructuring charges include: people termination costs of approximately $2,602 and facility costs of approximately $7,397. All people related costs have been included in short term liabilities.
(9)	The adjustment represents removal of Norstan historical goodwill from the balance sheet.

(10)	The pro forma adjustment gives effect to the purchase of Norstan for $107,244, as if the acquisition had occurred on October 2, 2004. The allocation of the purchase price to the estimated fair value of the assets and liabilities assumed resulted in the recognition by Black Box of $82,370 in cost in excess of net tangible assets acquired, of which $8,330 was able to be preliminarily assigned to identified definite-lived intangibles. Management, with the assistance of independent valuation specialists retained by Black Box, has used valuation techniques and assumptions to estimate the fair value of the identified definite-lived intangibles (non-compete agreements and backlog); however, no additional reasonable assumptions could be made at the time of this filing to allocate purchase price to any other identified intangible.

As of the date of acquisition, Norstan had approximately $71,000 of total backlog, of which the majority will be fulfilled in the next twelve months. Black Box has also identified the value of Norstan’s customer list as a definite-lived intangible at the date of acquisition. Norstan works with approximately 2,400 key customers, some of which may also be a customer of Black Box.

Upon completion of the valuation, which is currently in progress, the fair values of the identified intangibles and goodwill will be properly adjusted from the preliminary values presented herein. The following tables summarize potential allocations of purchase price to the remaining identified intangible asset and average amortization periods, including their effect on the pro forma earnings:

			Pro Forma	Pro Forma
	Amortization	Estimated	Earnings Impact-	Earnings Impact-
	Period	Fair Value	Annual	Six Months

Definite-lived intangible assets:
Acquired backlog	1 year	$6,330	$6,330	$3,165
Customer relationships	7 years	10,000	1,428	714
Non-compete agreements	1 year	2,000	2,000	1,000
Goodwill	Indefinite	64,040	—	—

Based on the above scenario, Black Box’s pro forma after-tax earnings would decrease by approximately $922, or $0.05 per diluted share, and $460, or $0.03 per diluted share, for the twelve and six months ended March 31, 2004 and October 2, 2004, respectively. This scenario excludes the effect of the non-compete and backlog intangibles, as the earnings impact is included in the Unaudited Combined Pro Forma Statements of Income presented herein.

			Pro Forma	Pro Forma
	Amortization	Estimated	Earnings Impact-	Earnings Impact-
	Period	Fair Value	Annual	Six Months

Definite-lived intangible assets:
Acquired backlog	1 year	$6,330	$6,330	$3,165
Customer relationships	10 years	15,000	1,500	750
Non-compete agreements	1 year	2,000	2,000	1,000
Goodwill	Indefinite	59,040	—	—

Based on the above scenario, Black Box’s pro forma after-tax earnings would decrease by approximately $968, or $0.05 per diluted share, and $484, or $0.03 per diluted share, for the twelve and six months ended March 31, 2004 and October 2, 2004, respectively. This scenario excludes the effect of the non-compete and backlog intangibles, as the earnings impact is included in the Unaudited Combined Pro Forma Statements of Income presented herein.